Exhibit 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Christopher Jones, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2024 of TruGolf Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2025	By:	/s/ Christopher Jones
Christopher Jones
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)